FOR IMMEDIATE RELEASE

MGP INGREDIENTS, INC. RE-ELECTS CLOUD L. CRAY, JR. TO BOARD OF DIRECTORS
ALONG WITH NEW MEMBERS JOHN BRIDENDALL AND JEANNINE STRANDJORD

ATCHISON, Kansas, December 23, 2013 - MGP Ingredients, Inc. (Nasdaq/MGPI) (the “Company”) today reported that Cloud L. “Bud” Cray, Jr. was re-elected to the Board of Directors by holders of the Company’s preferred stock, and John Bridendall and Jeannine Strandjord were elected to the Board of Directors by holders of the Company’s common stock and preferred stock, respectively. The terms of all three directors expire in 2016. The company’s annual meeting of stockholders was held on December 17, 2013.
Stockholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.
The Annual Meeting was delayed as a result of the proxy contest initiated by Karen Seaberg, Laidacker M. Seaberg, Cloud L. Cray, Jr., Cray Family Management LLC, and Cray MGP Holdings LP (the “Cray Group”). Certain issues related to the proxy contest were settled before the Annual Meeting as set forth in the Company’s current report on Form 8-K filed with the SEC on December 6, 2013. At the Annual Meeting, the stockholders voted on the proposals presented in the Cray Group’s proxy statement filed with the SEC on July 10, 2013. The following proposals were approved:

1.	To amend the Company’s Bylaws to provide for confidential voting at the Annual Meeting and at future stockholder meetings.

2.
An advisory vote urging the Board to amend the Company’s Articles of Incorporation to de-stagger the Board, which would have the effect of requiring the annual election of all directors and allowing any director to be removed with or without cause by stockholders.

3.	To amend the Company’s Bylaws to provide a right for stockholders holding 10% or more of the outstanding common stock or outstanding preferred stock to call a special meeting of stockholders.

4.	To amend the Bylaws to require any vacancies on the Board to be filled only by the stockholders and not by the Board.

5.
To repeal any provision of or amendments to the Bylaws adopted by the Board without the approval of a majority of the shares of common stock and preferred stock voting thereon after April 3, 2013, and on or before the date of the Annual Meeting.

Cloud L. “Bud” Cray, Jr. addressed those present at the Annual Meeting. With reference to the future he said, “I am confident that we can work together as a board and management team to instill positive change and realize the great potential we have with our markets, our products, our people and the communities in which our plants are located.”
About MGP Ingredients
MGP is a leading independent supplier of premium spirits, offering flavor innovations and custom distillery blends to the beverage alcohol industry. The Company also produces high quality food grade industrial alcohol and formulates grain-based starches and proteins into nutritional, as well as highly functional, innovations for the branded consumer packaged goods industry. Distilled spirits are produced at facilities in Lawrenceburg, Indiana. The Company is headquartered in Atchison, Kansas, where a variety of distilled alcohol products and food ingredients are manufactured. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential” and/or the negatives of these terms or variations of them or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Investors should not place undue reliance upon forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility or Indiana Distillery, (ii) the availability and cost of grain and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the viability of the Illinois Corn Processing, LLC joint venture and its ability to obtain financing, (vii) our ability to maintain compliance with all applicable loan agreement covenants, (viii) our ability to realize operating efficiencies, (ix) actions of governments, (x) and consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.

For More Information
Investors & Analysts:
George Zagoudis, Investor Relations
913-360-5441 or george.zagoudis@mgpingredients.com

Media:
Shanae Randolph, Corporate Director of Communications
913-360-5442 or shanae.randolph@mgpingredients.com